UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	99-1225347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	AC Nielsen House London Road Oxford Oxfordshire OX3 9RX United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On January 31, 2017, The Nielsen Company (Luxembourg) S.à r.l. (the “Issuer”), an indirect subsidiary of Nielsen Holdings plc (the “Company”), issued $500 million aggregate principal amount of its 5.000% Senior Notes due 2025 (the “notes”), which mature on February 1, 2025, pursuant to an indenture, dated January 31, 2017, among the Issuer, the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”). The notes are guaranteed by the Company, VNU International B.V. (“VNU”), Nielsen Holding and Finance B.V. (together with VNU and the Issuer, the “Covenant Parties”) and, subject to certain exceptions, each of their direct and indirect wholly-owned subsidiaries other than the Issuer, in each case to the extent that such entity is a borrower or provides a guarantee under the Company’s senior secured credit agreements.

The Issuer will pay interest on the notes at a rate of 5.000% per annum, semi-annually on interest payment dates as provided in the Indenture.

The Issuer may redeem some or all of the notes at any time prior to February 1, 2020 at a price equal to 100% of the principal amount of such notes redeemed plus accrued and unpaid interest to the redemption date and an “applicable premium,” as described in the Indenture. The Issuer may redeem the notes at any time on or after February 1, 2020 at the redemption prices set forth in the Indenture. In addition, the Issuer may redeem up to 35% of the notes until February 1, 2020 with the proceeds of certain equity offerings and/or certain asset sales at the redemption price set forth in the Indenture.

The Indenture contains covenants that limit the Covenant Parties’ ability and the ability of the Covenant Parties’ restricted subsidiaries to, among other things: create liens on certain assets to secure debt; consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and enter into sale-leaseback transactions. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding notes to be due and payable immediately.

The foregoing descriptions of the notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture, attached hereto as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 4.1	Indenture, dated as of January 31, 2017, among The Nielsen Company (Luxembourg) S.à r.l., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary